UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, the Board of Directors (the “Board”) of General Cannabis Corp (the “Company”) appointed Steve Gutterman as Chief Executive Officer and elected him to the Board.  Michael Feinsod, the Company’s prior Chief Executive Officer, shall continue to service as Executive Chairman of the Board.

Mr. Gutterman, who is 50 years old, served as President of Harvest Health & Recreation (CSE:HARV) from June 2018 to September 2019.  From January 2013 to January 2018, Mr. Gutterman served as CEO of market research company Mobile Accord.

In connection with his appointment, Mr. Gutterman and the Company entered into an employment agreement dated December 13, 2019.  The term of the employment agreement will continue until December 13, 2023 unless terminated earlier as provided in the employment agreement. The employment agreement provides for an annual base salary of $425,000 and Mr. Gutterman is eligible to receive an annual bonus of up to 250% of Mr. Gutterman’s base salary, with the bonus amount dependent on the level of achievement by the Company of certain performance metrics.

In connection with the employment agreement, Mr. Gutterman will also be granted an option to purchase 1,250,000 shares of Common Stock, with 250,000 of the shares underlying the initial stock options being vested on the date of grant, and with the remaining 1,000,000 of the shares underlying the initial stock options vesting as to one-quarter of the shares on each yearly anniversary of the date of grant. Mr. Gutterman will also be entitled to receive an additional option to purchase 50,000 share of the Common Stock each fiscal quarter beginning on the first fiscal quarter of 2020.  The employment agreement provides that if the Company terminates Mr. Gutterman’s employment at any time without cause (as defined in the employment agreement), Mr. Gutterman will be entitled to receive, subject to his execution of a general release of claims in favor of the Company, an amount equal to 12 months of his then current annual base salary.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release regarding the appointment of Mr. Gutterman as Chief Executive Officer. A copy of such press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 16, 2019

GENERAL CANNABIS CORP

By:	/s/ Michael Feinsod
Name:	Michael Feinsod
Title:	Executive Chairman of the Board